Exhibit 99.1
Executive Contact:
 Richard Vasek
Chief Financial Officer
Rockford Corporation
(480) 517-3169
ROCKFORD CORPORATION ANNOUNCES REPURCHASE
OF A PORTION OF OUTSTANDING CONVERTIBLE NOTES AND WARRANTS
     Tempe, Ariz., May 13, 2008/PRNewswire/—Rockford Corporation (NASDAQ: ROFO) today announced that it has repurchased $2 million face value of its outstanding Convertible Notes, and 190,000 associated Warrants, for a total price of $1.2 million.
     Richard G. Vasek, Rockford’s Chief Financial Officer, said “Based on our recent operating performance, we had the financial availability to accomplish this transaction. We are pleased that this repurchase will reduce by $800,000 the cash required to redeem the Notes at maturity and also help reduce the effect of possible future dilution of our common stock from a conversion of the Notes before maturity or from an exercise of the Warrants. This transaction will result in a gain in the second quarter of 2008.”
     Rockford entered into the original agreements to issue $12.5 million of 4.5% Convertible Senior Subordinated Secured Notes and Warrants on June 10, 2004. The Notes have a maturity date of June 10, 2009. After a previous repurchase in 2005 and this most recent repurchase, $7.5 million face amount of Notes and 771,573 associated Warrants remain outstanding.
About Rockford Corporation (www.rockfordcorp.com)
     Rockford is a designer, marketer and distributor of high-performance audio systems for the mobile audio aftermarket and for the OEM market. Rockford’s mobile audio products are marketed primarily under the Rockford Fosgate®, Rockford Acoustic Design™ and Lightning Audio® brand names.

Rockford’s primary brand websites include: www.rockfordfosgate.com, www.rockfordacousticdesign.com, and www.lightningaudio.com.
Forward-looking Statement Disclosure
     We make forward-looking statements in this press release including but not limited to statements about our results of operations. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words.
     Forward-looking statements are subject to many risks and uncertainties. Rockford cautions you not to place undue reliance on these forward-looking statements, which speak only as at the date on which they are made. Actual results may differ materially from those anticipated in our forward-looking statements. Rockford disclaims any obligation or undertaking to update these forward-looking statements to reflect changes in our expectations or changes in events, conditions, or circumstances on which our expectations are based.
     Rockford’s revenues continued to decline in the first quarter of 2008, primarily attributable to continued weakness in the mobile audio aftermarket and to the elimination in 2008 of end-of-life and new product load in sales that increased sales in the same period in 2007. The U.S. retail environment for mobile audio appeared to become more difficult during 2007 and early 2008, with many retailers reporting decreases in customer traffic. Negative economic headlines, and increased gasoline prices, appear to have contributed to this difficult environment by making customers and retailers become more conservative in their spending. If sales erode more rapidly in 2008, Rockford may not be able to achieve its business objectives. In this event, Rockford could suffer setbacks in its competitive position, ability to improve its aftermarket and OEM businesses, and overall financial performance. Under such circumstances, Rockford might not be able to sustain the return of its business to profitability achieved in 2007.
     When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements identified in Rockford’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 14, 2008. The risk factors noted throughout the report, particularly those identified in the discussion in Item 1A of the report, and other risk factors that Rockford has not anticipated or discussed, could cause our actual results to differ significantly from those anticipated in our forward-looking statements.
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